CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64409, 333-64411, 333-64413, 333-80327 and
333-80331) of Giga Information Group, Inc. of our report dated February 18, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2000